                                                                       Exhibit 1






                                    - SHARES


                       QUANTUM BRIDGE COMMUNICATIONS, INC.

                    COMMON STOCK, PAR VALUE $0.001 PER SHARE







                             UNDERWRITING AGREEMENT






- , 2001

                                                   - , 2001



Morgan Stanley & Co. Incorporated
Chase Securities, Inc.
J.P. Morgan Securities Inc.
Robertson Stephens, Inc.
Lazard Freres & Co. LLC
UBS Warburg LLC
c/o Morgan Stanley & Co.
    Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:

            Quantum Bridge Communications, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (the "UNDERWRITERS") - shares (the "FIRM SHARES") of its common stock, par value $0.001 per share. The Company and certain stockholders of the Company named in Schedule II hereto (the "SELLING STOCKHOLDERS") also severally propose to issue and sell to the several Underwriters not more than an additional - shares (the "ADDITIONAL SHARES") of common stock, par value
$0.001 per share, of the Company if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in
Section 3 hereof. Of the Additional Shares, - shares are to be issued and sold by the Company and shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the number of shares set forth opposite his or her name on Schedule II hereto. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the "SELLERS."

            The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "PROSPECTUS." The term "preliminary prospectus" means each prospectus included in the

Registration Statement prior to the time it becomes effective. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

            Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") has agreed to reserve up to - of the Shares to be purchased by it under this Agreement for sale to the directors, officers, employees and business associates of the Company and other parties related to the Company (collectively, the "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES" and will be sold by Morgan Stanley and its affiliates pursuant to the terms of this Agreement at the Public Offering Price. Any Directed Shares not confirmed for purchase by any Participants by the beginning of the first business day after the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

            1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as


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      described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

            (d) The Company has only one subsidiary, Quantum Bridge Communications Limited, which does not constitute a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the Commission and the operations of which are not material to the Company.

            (e) This Agreement has been duly authorized, executed and delivered by the Company.

            (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            (g) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

            (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (i) There are no outstanding options or warrants to acquire shares of capital stock of the Company except as otherwise disclosed in the Registration Statement and the Prospectus and, with respect to options, except as otherwise have been granted under the stock plans described in the Prospectus.

            (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law, the certificate of incorporation or by-laws of the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, or conflict with, result in a breach of any of the terms and provisions of, or constitute a default under, any agreement or other instrument binding upon the Company that is material to the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.


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            (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus, exclusive of any amendments or supplements thereto subsequent to the date of this Agreement.

            (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (n) The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (o) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

            (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company.


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            (q) Except as otherwise described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. The Company has obtained waivers with respect to all such rights as they relate to the offering of the Shares and the Registration Statement.

            (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock (other than repurchases from former employees in amounts not material to the Company) nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in the Prospectus.

            (s) The Company owns all material patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it, or possesses adequate licenses or other rights to use the same; and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company.

            (t) The Company does not own any real property; the Company has good and marketable title to all personal property owned by it which is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere in any material respect with the use made and currently proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and currently proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus.

            (u) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the


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      reasonable judgment of the Company, are prudent and customary in the business in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, except as described in the Prospectus.

            (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with the general or specific authorizations of management; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with the general or specific authorization of management; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (w) The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company.

            (x) No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could reasonably be expected to have a material adverse effect on the Company.

            (y) Arthur Andersen LLP are, and during the periods covering their report included in the Registration Statement and the Prospectus were, independent accountants with respect to the Company as required by the Securities Act.

            (z) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

            (aa) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in


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
      connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

            (bb) The Company has not offered, or caused Morgan Stanley or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

            (a) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

            (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Stockholder and - , as Custodian, relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and the Power of Attorney appointing certain individuals as such attorneys-in-fact of such Selling Stockholder to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney") will not contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, or conflict with, result in a breach of any of the terms and provisions of, or constitute a default under, any agreement or other instrument binding upon such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (c) Such Selling Stockholder now has, and on the Option Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and other claims, and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder; and delivery of the Shares to be sold by the Selling Stockholder, assuming payment therefor in accordance with the terms of this Agreement, will pass title to such Shares, free and clear of any adverse claims, as defined in Section 8-102 of the


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
      Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, and any other liens, encumbrances, equities and claims attributable to such Selling Stockholder.

            (d) The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

            (e) The Custody Agreement and the Power of Attorney have been duly executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

            (f) The information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder for use in the Registration Statement or the Prospectus is, and on the Option Closing Date will be, true and correct.

            (g) Such Selling Stockholder has read and is familiar with the Registration Statement and the Prospectus and, to the knowledge of such Selling Stockholder, (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $ - a share (the "PURCHASE PRICE").

            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller, severally and not jointly, agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, at the Purchase Price from the Company up to - Additional Shares and from each Selling Stockholder up to the number of Additional Shares set forth opposite his or her name on Schedule II hereto. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the


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Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase from each Seller the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares. In the event such option is exercised for less than all of the Additional Shares, the Additional Shares to be purchased shall be purchased first from the Selling Stockholders, pro rata on the basis of the respective numbers of shares set forth opposite the names of the Selling Stockholders in
Schedule II (subject to such adjustments to eliminate fractional shares as you may determine), and then, to the extent more than ________ Additional Shares are to be purchased, from the Company.

            The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to: (A) the Shares to be sold hereunder; (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof that is disclosed in the Prospectus or of which the Underwriters have been advised in writing; (C) the issuance by the Company of shares of Common Stock, or options or warrants exercisable therefor, in connection with an acquisition of assets or stock of another company or in connection with the sale of the Company pursuant to a merger, sale of stock or otherwise or (D) the grant of shares of Common Stock or an option to purchase Common Stock, or the issuance of shares of Common Stock upon exercise of options, under the stock plans described in the Prospectus, provided, however, that prior to the issuance of any shares of Common Stock as contemplated by clause (C) or (D), including shares of Common Stock to be issued upon exercises of options or warrants contemplated by either of such clauses, the recipient of such shares executes and delivers to you on or prior to the date of such issuance a "lock-up" agreement in the form of Exhibit A-2 hereto.

            4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $ - a share (the "PUBLIC OFFERING
PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $ - a share under the Public Offering Price.

            5. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on -, 2001, or at such other time on the same or such other date, not later than -, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

            Payment for any Additional Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than -, 2001, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

            Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

            6. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and the Option Closing Date, as the case may be, are subject to the condition that the Registration Statement shall have become effective not later than - p.m., New York City time on the date hereof.

            The several obligations of the Underwriters are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, as the case may be:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            (b) The Underwriters shall have received on the Closing Date and the Option Closing Date, as the case may be, a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.

            The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The Underwriters shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion of Hale and Dorr LLP, outside counsel for the Company, dated such date, to the effect that:

                  (i) the Company has been duly incorporated, is validly
            existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the Commonwealths of Massachusetts and Virginia and the States of California, Colorado, Florida, New Hampshire and Ohio;

                  (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                  (iii) the shares of Common Stock outstanding prior to the
            issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                  (iv) the Shares to be sold by the Company have been duly
            authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any statutory preemptive right under the General Corporation Law of the State of Delaware or, to the knowledge of such counsel, similar contractual rights, except for such contractual rights as have been waived with respect to such Shares prior to the Closing Date;

                  (v) this Agreement has been duly authorized, executed and
            delivered by the Company;

                  (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not (A) contravene any provision of applicable law, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or (B) conflict with, result in a breach of any of the terms and provisions of, or constitute a default under, any agreement or other instrument binding upon the Company that is filed as an exhibit to the Registration Statement; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                  (vii) the statements (A) in the Prospectus under the caption
            "Description of Capital Stock" and in the first, second, fourth, sixth, seventh, ninth, tenth and eleventh paragraphs under the caption "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

                  (viii) to the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required by the Securities Act or the applicable rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required by the Securities Act or the applicable rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (ix) the Company is not and, after giving effect to the
            offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                  (x) (A) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) contained as of its date, or contains as of the date of such opinion, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) The Underwriters shall have received on the Closing Date and the Option Closing Date, as the case may be, an opinion of Ropes & Gray, counsel for the Underwriters, dated such date, covering the matters referred to in Sections 6(c)(iv), 6(c)(v), 6(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(x) above.

            With respect to Section 6(c)(x) above, Hale and Dorr LLP and Ropes & Gray may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

            (e) The Underwriters shall have received on the Option Closing Date an opinion of Hale and Dorr LLP, counsel for the Selling Stockholders, dated the Option Closing Date, to the effect that:

                  (i) this Agreement has been duly authorized, executed and
            delivered by or on behalf of each of the Selling Stockholders;


                  (ii) the Power of Attorney of each Selling Stockholder has been duly executed and delivered by such Selling Stockholder, the Custody Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder, and such Power of Attorney and the Custody Agreement are valid and binding agreements of such Selling Stockholder;


                  (iii) each Selling Stockholder has the legal right to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder, subject to such approvals as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of such Shares; and


                  (iv) upon the Underwriters obtaining control of the Shares to be sold by the Selling Stockholders and assuming the Underwriters purchase such Shares for value and without notice of an adverse claim to such Shares within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, the Underwriters will have acquired all rights of the Selling Stockholders in such Shares free of any adverse claim, any lien in favor of the Company and any restrictions on transfer imposed by the Company.

            The opinions of Hale and Dorr LLP described in Section 6(c) above and this Section 6(e) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (f) The Underwriters shall have received, on each of the date hereof and the Closing Date and Option Closing Date, as the case may be, a letter dated the date hereof or the Closing Date and Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (g) The "lock-up" agreements, substantially in the forms of (i) Exhibit A-1 hereto between you and each officer and director of the Company and (ii) Exhibit A-2 hereto between you and each other stockholder, option holder and warrant holder of the Company, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and Option Closing Date.

            (h) The Shares shall have been accepted for listing and trading on the Nasdaq National Market, subject to official notice of issuance.

            (i) The Underwriters shall have received on the Option Closing Date a certificate dated the Option Closing Date and signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Option Closing Date and that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions to be performed or satisfied on the part of such Selling Stockholder hereunder on or before the Option Closing Date.

            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

            7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
      Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required to qualify in any jurisdiction where it would be required to (i) give a general consent to the service of process or submit to general personal jurisdiction or (ii) assume any ongoing reporting obligation to the authorities in such jurisdiction.

            (e) To make generally available to the security holders of the Company and to you as soon as practicable an earning statement covering the twelve-month period ending -, 2002 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of legal counsel and accountants of the Company in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (iv) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., including all fees and reasonable disbursements of counsel to the Underwriters incurred on behalf of Morgan Stanley in its capacity as "qualified independent underwriter" (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and
      (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", Section 9 entitled "Directed Share Program Indemnification", and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Each Selling Stockholder, severally and not jointly, agrees to pay or cause to be paid (i) all taxes, if any, on the transfer and sale of the Shares being sold by such Selling Stockholder and (ii) the fees, disbursements and expenses of such Selling Stockholder of its own counsel if separate from the counsel to the Company. The provisions of this Section 7(f) shall not supersede or otherwise affect any agreement that such Selling Stockholder may otherwise have for the allocation of expenses among themselves.

            (g) To place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

            (h) To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

            (i) To enforce the lock-up provisions of the Second Amended and Restated Registration Rights Agreement by and among the Company and certain of its stockholders dated as of April 10, 2000, and to place stop transfer orders on any shares of its Common Stock necessary to ensure compliance with any lock-up provision between the Company and its stockholders, including, without limitation, the lock-up provisions contained in the Second Amended and Restated Registration Rights Agreement.

            8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from which the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 7(a) hereof. The Company also agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of the participation of Morgan Stanley as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Common Stock, except for any losses, claims, damages, liabilities, and judgments resulting from the willful misconduct of Morgan Stanley or such controlling person.

            (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any

Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the liability of each Selling Stockholder under this Agreement shall be limited to an amount equal to the Public Offering Price less related underwriting discounts and commissions multiplied by the number of Additional Shares sold by such Selling Stockholder.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Selling Stockholders and the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Selling Stockholders and the Company, as the case may be, to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm, in addition to any local counsel, for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm, in addition to any local counsel, for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the fees and expenses of more than one separate firm, in addition to any local counsel, for all Selling Stockholders, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and the control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Powers of Attorney. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm, in addition to any local counsel, for Morgan Stanley in its capacity as a "qualified independent underwriter" and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Sellers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

            (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the Public Offering Price less related underwriting discounts and commissions multiplied by the number of Additional Shares sold by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (g) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Selling Stockholders or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

            9. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley and its affiliates and each person, if any, who controls Morgan Stanley or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the "MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

            (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any other indemnified party that the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Morgan Stanley Entities and the Company shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

            (c) To the extent the indemnification provided for in Section 8(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Morgan Stanley Entity at law or in equity.

            (e) The indemnity and contribution provisions contained in this
Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

            10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,

                              QUANTUM BRIDGE COMMUNICATIONS INC.



                              By:____________________________
                                 Name:
                                 Title:

                              EACH OF THE SELLING STOCKHOLDERS
                              NAMED IN SCHEDULE II HERETO



                              By:____________________________
                                 Name:
                                 Title: Attorney-in-Fact






Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
ROBERTSON STEPHENS, INC.
LAZARD FRERES & CO. LLC
UBS WARBURG LLC

Acting severally on behalf
  of themselves and the
  several Underwriters named
  in Schedule I hereto.

By: MORGAN STANLEY & CO. INCORPORATED



      By:__________________________
         Name:
         Title:

                                                                      SCHEDULE I



                                                          NUMBER OF
                                                         FIRM SHARES
         UNDERWRITER                                   TO BE PURCHASED
Morgan Stanley & Co. Incorporated
Chase Securities, Inc.
J.P. Morgan Securities Inc.
Robertson Stephens, Inc.
Lazard Freres & Co. LLC
UBS Warburg LLC

                                                      --------------

                              Total ............
                                                      ==============

                                                                     SCHEDULE II

                                                          NUMBER OF
                                                      ADDITIONAL SHARES
      SELLING STOCKHOLDER                              TO BE PURCHASED




                                                      ---------------

                              Total ............
                                                      ==============

                                                                     EXHIBIT A-1


                             FORM OF LOCK-UP LETTER
                                       FOR
                             DIRECTORS AND OFFICERS

                                                December __, 2000

Morgan Stanley & Co. Incorporated
Chase Securities, Inc.
J.P. Morgan Securities Inc.
Robertson Stephens, Inc.
Lazard Freres & Co. LLC
UBS Warburg LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Dear Sirs and Mesdames:

            The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Quantum Bridge Communications, Inc. a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of shares (the "SHARES") of the common stock, par value $0.001 per share, of the Company (the "COMMON STOCK").

            To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he or she will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering and (c) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (i) transferred to members of the undersigned's immediate family or trust or limited partnership for their benefit, (ii) transferred as a bona fide gift or gifts, or (iii) transferred or distributed to partners, members, stockholders or other similar affiliates of the undersigned; provided, however, that in the case of any transfer or distribution pursuant to this clause (c), (i) each transferee, donee or distributee shall execute and deliver to Morgan Stanley a duplicate form of this Lock-up Letter and (ii) no filing by any party, including any donor, donee, transferor or transferee, under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution, other than a filing on a Form 5 made after the expiration of the 180-day period referred to above. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the transfer agent and registrar of the Company against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

      The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

      This Agreement shall automatically terminate and be of no further effect if (i) the Registration Statement for the Public Offering is not declared effective by the Securities and Exchange Commission by July 31, 2001 or (ii) the Underwriting Agreement is terminated.


                                          Very truly yours,

                                          -------------------------
                                          (Name)

                                          -------------------------
                                          (Address)

                                                                     EXHIBIT A-2


                             FORM OF LOCK-UP LETTER
                                       FOR
             OTHER STOCKHOLDERS, OPTION HOLDERS AND WARRANT HOLDERS

                                                December __, 2000



Morgan Stanley & Co. Incorporated
Chase Securities, Inc.
J.P. Morgan Securities Inc.
Robertson Stephens, Inc.
Lazard Freres & Co. LLC
UBS Warburg LLC
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Dear Sirs and Mesdames:

            The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Quantum Bridge Communications Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley (the "UNDERWRITERS"), of shares (the "SHARES") of the common stock, par value $0.001 per share, of the Company (the "COMMON STOCK").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he, she or it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common

Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if the last reported sale price of the Common Stock on the Nasdaq National Market is at least two times the Public Offering Price on the 90th day after the date of the Prospectus and for any twenty (20) of the thirty (30) trading days ending on the trading day immediately preceding the 90th day after the date of the Prospectus, then twenty five percent (25%) of the shares of Common Stock, including shares of Common Stock issuable pursuant to securities convertible into or exercisable or exchangeable for Common Stock, held by the undersigned on the date of the Prospectus shall be released from the 180-day restriction described above. This early release shall occur on: (a) the 91st day after the date of the Prospectus, if the Company makes a public release of its quarterly or annual results during the period beginning on the eleventh trading day after the date of the Prospectus and ending on the day prior to the 90th day after the date of the Prospectus or (b) if otherwise, the second trading day after the first public release by the Company of its quarterly or annual results occurring on or after the 91st day after the date of the Prospectus.

      The restrictions in the preceding paragraph shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement,
(b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering and (c) shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (i) transferred to members of the undersigned's immediate family or trust or limited partnership for their benefit, (ii) transferred as a bona fide gift or gifts, or (iii) transferred or distributed to partners, members, stockholders or other similar affiliates of the undersigned; provided, however that in each case of any transfer or distribution pursuant to clause (c), (i) each transferee, donee or distributee shall execute and deliver to Morgan Stanley a duplicate form of this Lock-up Letter and (ii) no filing by any party, including any donor, donee, transferor or transferee, under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution, other than a filing on a Form 5 made after the expiration of the 180-day period referred to above. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the transfer agent and registrar of the Company against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

      The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.

The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

      This Agreement shall automatically terminate and be of no further effect if (i) the Registration Statement for the Public Offering is not declared effective by the Securities and Exchange Commission by July 31, 2001 or (ii) the Underwriting Agreement is terminated.


                                          Very truly yours,

                                          -------------------------
                                          (Name)

                                          -------------------------
                                          (Address)